                        SARA LEE CORPORATION AND SUBSIDIARIES
          COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES    EXHIBIT 12.1
                             (in millions except ratios)


                                                          Thirteen Weeks Ended
                                                          ---------------------
                                                          Sept. 26,   Sept. 27,
                                                            1998  (1)    1997
                                                          --------     --------
Fixed charges:

   Interest expense                                       $     52     $     48

   Interest portion of rental expense                           15           16
                                                          --------     --------

   Total fixed charges before capitalized interest              67           64

   Capitalized interest                                          2            4
                                                          --------     --------

      Total fixed charges                                 $     69     $     68
                                                          --------     --------
                                                          --------     --------



Earnings available for fixed charges:

   Income before income taxes                             $    476     $    326

   Less undistributed income in minority-owned companies        (1)          (1)

   Add minority interest in majority-owned subsidiaries          8            7

   Add amortization of capitalized interest                      6            6

   Add fixed charges before capitalized interest                67           64
                                                          --------     --------

      Total earnings available for fixed charges          $    556     $    402
                                                          --------     --------
                                                          --------     --------


Ratio of earnings to fixed charges                             8.1          5.9
                                                          --------     --------
                                                          --------     --------
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(1)  In the first quarter of fiscal 1999, the Corporation sold its international tobacco operations.  The 1999 pretax income of the Corporation includes a
     $137 million pretax gain realized upon the sale of the tobacco operations.

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